Exhibit 10.37

AMENDMENT NO. 1

TO SECURITYHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1 TO THE SECURITYHOLDERS’ AGREEMENT (this “Amendment”), dated as of August 27, 2010, amends the Securityholders’ Agreement (the “Original Agreement”), dated as of July 18, 2006, by and among the institutional investors set forth on Schedule I thereto, KCH Stockholm AB, Mr. Alain Tornier (the “Founder”), TMG Holdings Coöperatief U.A. (“TMG”), TMG B.V. (the predecessor entity to Tornier B.V., the “Company”) and the other Persons that have executed joinder agreements to become party thereto.

WHEREAS, pursuant to Article 4 of the Original Agreement, the parties to this Amendment, which are the Company, the Founder, TMG, which is deemed to represent the Majority Institutional Investors as of the date hereof, desire to amend the Original Agreement as set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Original Agreement.

2.             References.  Each reference to “hereof,” “hereunder,” “herein” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Original Agreement shall, from and after the date hereof, refer to the Original Agreement as amended by this Amendment.

3.             Amendments to the Original Agreement.

(a)           Article 2 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“2.  Board of Directors

2.1          Election of Directors.

As soon as practicable after the completion of the closing of the underwritten initial public offering of the Company’s capital stock generating proceeds to the Company not less than $25 million (the “Initial Public Offering”), the Board of Directors of the Company (the “Board”) shall initially consist of eight (8) members, who shall initially be Douglas W. Kohrs, the Founder, Elizabeth H. Weatherman, Sean D. Carney, Simon Turton, Richard B. Emmitt, Kevin C. O’Boyle and Richard F. Wallman.  From and after the closing of the Initial Public Offering:

(a)           for as long as TMG beneficially owns at least twenty-five percent (25%) of the outstanding capital stock of the Company, the Company shall nominate and use its reasonable best efforts to cause three (3) individuals designated by TMG to be elected to the Board;

(b)           for as long as TMG beneficially owns at least ten percent (10%), but less than twenty-five (25%), of the outstanding capital stock of the Company, the Company shall nominate and use its reasonable best efforts to cause two (2) individuals designated by TMG to be elected to the Board;

(c)           for as long as TMG beneficially owns at least five percent (5%), but less than ten (10%) of the outstanding capital stock of the Company, the Company shall nominate and use its reasonable best efforts to cause one (1) individual designated by TMG to be elected to the Board (the directors designated for nomination by TMG are hereinafter referred to as the “TMG Directors”); and

(d)           until termination of his employment in accordance with the terms of the employment agreement, dated as of July 18, 2006, by and between Douglas W. Kohrs and Tornier, Inc., the Company shall nominate and use its reasonable best efforts to cause Douglas W. Kohrs, to be elected to the Board.

2.2          Replacement Directors.  In the event that any TMG Director is unable to serve, or once having commenced to serve, is removed or withdraws from the Board (a “Withdrawing Director”), such Withdrawing Director’s replacement (the “Substitute Director”) will be designated by the Company at the direction of TMG.”

(b)           (i) The Original Agreement with the exception of Schedule II is hereby amended to remove all references to Warburg Pincus (Bermuda) Private Equity IX, L.P.  For purposes of the Original Agreement, references to Warburg Pincus are replaced with references to TMG Holdings Coöperatief U.A.

(ii) Schedule II to the Original Agreement is hereby amended to replace all references to Warburg Pincus with references to Warburg Pincus (Bermuda) Private Equity IX, L.P.

4.             Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.             Governing Law.  This Amendment is governed by and shall be construed in accordance with the laws of the Netherlands, without giving effect to the choice of law principles thereof.  All disputes arising out of or in connection with this Amendment shall be submitted to the courts of the statutory seat of the Company.

6.             Entire Agreement.  This Amendment evidences the entire agreement of the parties with respect to the subject matter hereof, and all prior oral discussions and writings are merged into this Amendment.

7.             No Other Changes. Except as expressly set forth herein and therein, the Original Agreement shall remain in full force and effect on the terms and conditions set forth therein.

[Remainder of Page Intentionally Left Blank. Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the date first written above.

TORNIER B.V.

By	/s/ Douglas W. Kohrs
Name: Douglas W. Kohrs
Title: Chief Executive Officer

By
Name:
Title:

ALAIN TORNIER

/s/ Alain Tornier

TMG HOLDINGS COOPERATIEF U.A.

By	/s/ Simon Turton
Name: Simon Turton
Title: Director

By	/s/ G.F.X.M. Nieuwenhuizen
Name: Mr. G.F.X.M. Nieuwenhuizen
Title: Managing Director A

[Signature Page to Amendment No. 1 to Securityholders’ Agreement]